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                                                                   EXHIBIT 10.15

               LEAD ACQUIROR WAIVER AND REIMBURSEMENT AGREEMENT
                 (ACQUISITION OF WESTERN FEDERAL SAVINGS BANK)


          THIS WAIVER AND REIMBURSEMENT AGREEMENT (this "Agreement") is entered into as of September 9, 1994 between Home Savings of America, FSB, a federal savings association (the "Lead Acquiror"), and Pan American Bank, FSB, a federal savings association (the "Other Acquiror"), in connection with the acquisition of certain assets and assumption of certain liabilities of Western Federal Savings Bank (the "Failed Association") by the Lead Acquiror and the Other Acquiror.


                                   RECITALS

          WHEREAS, the Lead Acquiror has entered into a Core Branch Purchase and Assumption Agreement dated as of September 9, 1994 (the "Core Branch Agreement") with the Resolution Trust Corporation (the "Corporation"), in its capacity as receiver for the Failed Association (in such capacity, the "Receiver");

          WHEREAS, pursuant to the Core Branch Agreement, the Lead Acquiror has agreed to acquire from the Receiver, and the Receiver has agreed to transfer to the Acquiror, certain assets and liabilities relating to the branch of the Failed Association identified on Schedule H to the Core Branch Agreement (the "Core Branches"), such acquisition and transfer to be made on the terms and conditions set forth in the Corporation's Standard Purchase and Assumption Terms and Conditions, Iota Version, dated December 25, 1993 (the "Standard Terms"), as modified, supplemented or amended by the Core Branch Agreement;

          WHEREAS, the Other Acquiror has entered into a Limited Branch Purchase and Assumption Agreement dated as of September 9, 1994 (the "Other Branch Agreement") with the Receiver;

          WHEREAS, pursuant to the Other Branch Agreement, the Other Acquiror has agreed to acquire from the Receiver, and the Receiver has agreed to transfer to the Acquiror, certain assets and liabilities relating to the branch of the, Failed Association identified on Schedule H to the Other Branch Agreement (the "Other Branch"), such acquisition and transfer to be made on the terms and conditions set forth in the Standard Terms, as modified, supplemented or amended by the Other Branch Agreement;

          WHEREAS, Clauses (c) and (d) of Paragraph 5 of both the Core Branch Agreement and the Other Branch Agreement (collectively, the "Branch Agreements") provide that, during the Transition Period (as defined in the Standard Terms) and for a period thereafter, the Lead Acquiror shall undertake certain obligations and incur certain expenses with respect to all of the assets and liabilities of the Failed Institution (all such obligations and expenses, the "Transition Period Obligations"), including without limitation the obligations and expenses contemplated by Article IX of the Standard Terms;
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          WHEREAS, the Other Branch Agreement provides that the Other Acquiror shall (i) promptly remit to the Lead Acquiror certain monies described in Clause
(b) (ii) of Paragraph 5 thereof, (ii) waive certain claims it may have against the Lead Acquiror as described in Clause (b) (iii) of Paragraph 5 thereof, and
(iii) pay and reimburse the Lead Acquiror for certain amounts described Clause
(b) (iii) of Paragraph 5 thereof; and

          WHEREAS, both of the Branch Agreements provide that the Lead Acquiror and the Other Acquiror shall arrange mutually acceptable terms (consistent with the intent of the Branch Agreements) for certain remittances, settlements and other activities described in Clause (c) (iii) of Paragraph 5 thereof;

          NOW, THEREFORE, in consideration of their respective obligations in the Core Branch Agreement and the Other Branch Agreement, the mutual promises herein set forth and other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Lead Acquiror and the Other Acquiror hereby agree as follows:

1.   Incorporation of Documents and Definitions.
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          (a)  Standard Terms and Branch Agreements. The terms of the Standard
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     Terms and the Branch Agreements are hereby incorporated by reference into this Agreement. Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Core Branch Agreement, unless the context requires otherwise.

          (b)  Definition of "Transition Period Claims". For the purposes of
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     this Agreement, "Transition Period Claims" shall mean any and all claims, rights, entitlements, actions, demands, costs, contracts, allegations, liabilities, Obligations, damages, and causes of actions arising out of or relating to the servicing of the Assets and Liabilities by the Transition Personnel or the performance of the Transition Period Obligations by the Lead Acquiror; provided, however, that "Transition Period Claims" shall not
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     include any such claims or obligations arising out of or relating to (i)
     the Lead Acquiror's failure to make good faith efforts to ensure that the servicing of the Assets and Liabilities by the Transition Personnel is performed in accordance with the practices and procedures referred to in
     Section 9.3(g) of the Standard Terms, or (ii) the gross negligence or wilful misconduct by the Lead Acquiror.

2.   Agreement Regarding Transition Period Activities.
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               Each of the Lead Acquiror and the Other Acquiror shall negotiate in good faith with the other to reach agreement as to mutually acceptable arrangements, and thereafter shall cooperate with the other to implement such arrangements, regarding the following: (i) the clearing of checks and other cash items by the Lead Acquiror on behalf of the Other Acquiror, (ii) daily remittance by the Lead

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     Acquiror to the Other Acquiror of additional deposits, if any, received by the Lead Acquiror in respect of Deposits assumed by the Other Acquiror, and
     (iii) such other matters as are deemed necessary or appropriate by the Lead Acquiror or the Other Acquiror in connection with the Transition Period or the Transition Period Obligations.

3.   Covenants of the Other Acquiror.
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               The Other Acquiror hereby covenants to and agrees with the Lead
     Acquiror as follows:

          (a)  Remittance of Monies Received. The Other Acquiror shall remit to
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     the Lead Acquiror, by wire transfer of immediately available funds, the monies described in Clause (b) (ii) of Paragraph 5 of the Other Branch Agreement promptly after such monies, if any, are received by the Other Acquiror.

          (b)  Payment and Reimbursement of the Lead Acquiror. The Other
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     Acquiror shall, upon demand by the Lead Acquiror, promptly pay and reimburse the Lead Acquiror, by wire transfer of immediately available funds, for the following amounts: (i) the amounts described in Clause (b)
     (iii) of Paragraph 5 of the Other Branch Agreement (including without limitation the 12% administrative fee described in Paragraph 5 (b) (iii)
     (B) of the Other Branch Agreement); (ii) its share of the storage, retrieval and duplication costs with respect to Records described in Clause
     (d) of Paragraph 5 of the Other Branch Agreement, in accordance with Sections 8.1(b) and 8.4(d) of the Standard Terms; (iii) unless paid directly to the Receiver, its Pro Rata Share of the rent and operating costs for Transition Personnel use of Owned Association Premises, Leased Association Premises or Furniture and Equipment pursuant to Section 9.2(c) of the Standard Terms; and (iv) its Pro Rata Share of all other costs and expenses incurred by the Lead Acquiror (for which it is not otherwise reimbursed by the Receiver and which do not constitute general administrative or overhead expenses) and directly related to the Transition Period Obligations, including costs (including without limitation legal fees and amounts paid in settlement) relating to any Transition Period Claims filed or otherwise asserted against the Lead Acquiror by any third party.

4.   Waiver and Release of Claims by the Other Acquiror.
     --------------------------------------------------

          (a)  Waiver and Release of Transition Period Claims. The Other
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     Acquiror hereby waives, releases, acquits, and discharges the Lead Acquiror from any and all Transition Period Claims, whether known, suspected or unknown, now arisen or arising in the future, that the Other Acquiror may have or acquire, now or in the future. The Other Acquiror hereby covenants to the Lead Acquiror that it shall not in the future sue upon or otherwise assert any such Transition Period Claims.

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          (b)  Waiver of California Civil Code Section 1542. The Other Acquiror
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     expressly waives and relinquishes all rights and benefits afforded by
     Section 1542 of the Civil Code of the State of California, if any, which are applicable to the waiver and release set forth in the foregoing clause
     (a), and does so understanding and acknowledging the significance and consequences of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California provides as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Thus, the Other Acquiror expressly acknowledges that the foregoing waiver and release is intended to and does include in its effect, without limitation, all of the Transition Period Claims, including matters which the Other Acquiror does not know or suspect to exist in its favor at the time of execution hereof. The Other Acquiror acknowledges and agrees that it has been advised by its legal counsel as to the significance and legal effect of the waiver of their rights under Section 1542 of the Civil Code of the State of California.

5.   Miscellaneous Provisions.
     ------------------------

          (a)  Successors and Assigns. All terms and provisions of this
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     Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and permitted assigns; provided, however, this Agreement and all rights, privileges,
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     duties and obligations of the parties hereto may not be assigned or delegated by any party hereto without the written consent of the other party to this Agreement.

          (b)  Third Party Beneficiaries. Except as expressly provided in this
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     Agreement, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

          (c)  Enforceability and Validity. If any provision of this Agreement,
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     as applied to any party or to any circumstance, shall be adjudged by a court or other tribunal to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstances or the validity or enforceability of the other provisions of this Agreement, except where the provision(s) are an essential part of the intent of this Agreement.

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          (d)  Counterparts. This Agreement may be executed in one or more
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     counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

          (e)  Governing Law. This Agreement is made and entered into in the
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     State of California and the laws of that state shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

          (f)  Captions. The captions in this Agreement are for convenience of
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     reference only and do not form a part of this Agreement. References to paragraphs by number include subparagraphs thereof, unless the context dictates otherwise.

          (g)  Entire Agreement. The making, execution and delivery of this
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     Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement, and the related obligations of the parties under the Branch Agreements and the Standard Terms, embody the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect among the parties relating to the subject matter hereof, unless expressly referred to herein. This Agreement and the agreements contained herein may be amended or modified only by an instrument of equal formality signed by the parties or their duly authorized agents.

          (h)  No Diminution of Rights and Obligation Under the Branch
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     Agreements. Nothing in this Agreement shall diminish or otherwise modify
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     the respective rights and obligations of the Lead Acquiror or the Other
     Acquiror under the Branch Agreements.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


PAN AMERICAN BANK, FSB,                 HOME SAVINGS OF AMERICA, FSB,
Other Acquiror                          Lead Acquiror


By: /s/ Lawrence J. Grill               By: /s/ Mark Joseph
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                                             Mark Joseph
Name: Lawrence J. Grill                      Vice President
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Title: President
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